EXHIBIT 23




                Consent of Independent Auditors



We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Brown Shoe Company, Inc. of our report dated February 23, 2000, included in the 1999 Annual Report to
Shareholders of Brown Shoe Company, Inc.

Our audits also included the financial statement schedule of Brown Shoe Company, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements of Brown Shoe Company, Inc. of our report dated February 23, 2000, with respect to the consolidated financial statements and schedule of Brown Shoe Company, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended January 29, 2000:

            Registration
 Form       Statement
Number      Number            Description
--------------------------------------------------------------------

Form S-8        2-58347       Stock Purchase Plan of 1977, as amended
Form S-8       33-22328       Brown Group, Inc. Stock Option and
                                 Restricted Stock Plan of 1987, as amended
Form S-8       33-58751       Stock Option and Restricted Stock Plan of
                                 1994, as amended
Form S-8       33-60671       Stock Option and Restricted Stock Plan
                                 of 1998
Form S-8       33-83717       Incentive and Stock Compenstion Plan of 1999
Form S-3       33-21477       Debt Securities





St. Louis, Missouri                     /s/ Ernst & Young LLP
April 14, 2000